Exhibit 10.16

Private & Confidential

Our Ref No. PBG/BBC11/0063/2022

14 January 2022

New Vision Lighting Limited

(formerly known as New Vision Lighting (Hong Kong) Limited)

Flat A, 4/F, Meyer Industrial Building

2 Chong Yip Street

Kwun Tong, Kowloon

Attention: Mr. Lau Kwok Yan Michael

Dear Sirs,

FACILITY LETTER

China CITIC Bank International Limited (the “Bank”) is pleased to inform you that it will consider requests made by the Borrower specified below for the following banking facilities (the “Facilities”) on the following terms and conditions. The terms set out in this facility letter supersede and replace those set out in the previous facility letter.

A.	BORROWER:

New Vision Lighting Limited

(formerly known as New Vision Lighting (Hong Kong) Limited)

B.	FACILITIES AND LIMITS:

General Banking Facilities

Type(s) of Facility	Facility Limit(s)
1. Instalment Loan (current outstanding)	HKD9,681,736.49
2. Revolving Loan (I)	HKD18,820,000.00
3. Revolving Loan (ll) for life insurance policy premium financing	HKD2,571,000.00
Total Facility Limit:	HKD31,072,736.49

Remarks:

●	Facility Limit of Revolving Loan (II) for life insurance policy premium financing shall not at any time exceed HKD2,571,000.00 or the single premium amount, as determined by the Bank in its absolute discretion, payable to the insurance company, whichever is lower.

●	The aggregate outstandings of all the above Facilities shall not at any time exceed the Total Facility Limit.

1

Our Ref No. :	PBG/BBC11/0063/2022
Borrower:	New Vision Lighting Limited
(formerly known as New Vision Lighting (Hong Kong) Limited)

C.	FACILITIES CONDITIONS:

1.	Instalment Loan

Purpose: For taking over the Mortgage Loan outstanding maintained with Shanghai Commercial Bank Limited.

Final Maturity Date: 9 July 2041

Interest: 2.75%.per annum below Prime

Repayment: By 235 monthly instalments each inclusive of interest, commencing on 9 January 2022.

Any remaining balance of principal plus accrued interest outstanding on the Final Maturity Date shall be repaid on that date.

Prepayment charges:

(a)	If any prepayment is made within 1 year from the date of drawdown, the Borrower shall, upon such prepayment, pay:

(i)	a prepayment fee of 1% on the original loan amount, in the case where the whole outstanding principal and interest is prepaid;

(ii)	a prepayment fee of 1% on the prepaid amount, in the case where part of the outstanding amount is prepaid; and

(b)	a handling fee of HKD1,000.00, which is stipulated by the Bank from time to time, thereafter.

Prepayment conditions: Any partial prepayments shall be in an integral multiple of HKD50,000.00.

2.	Revolving Loan (I).

Purpose: For general working capital.

Drawdown: In a minimum amount of HKD500,000.00 for 2 weeks or 1 month as selected by the Borrower. Written drawdown notice shall be delivered to the Bank not less than one business day for HKD drawdowns prior to the drawdown.

Interest: 1.5% per annum below Prime, payable at maturity of each advance.

Repayment: Each advance shall be repayable on the maturity date of that advance unless the Bank allows for a rollover

Conditions:

1. The Borrower shall maintain the above Revolving Loan (I) limit to not more than 85% for 7 consecutive calendar days at least one time on annual basis.

2

Our Ref No. :	PBG/BBC11/0063/2022
Borrower:	New Vision Lighting Limited
(formerly known as New Vision Lighting (Hong Kong) Limited)

3.	Revolving Loan (II) for life insurance policy premium financing

Purpose: For financing payment of a single premium payable to the insurance company in respect of the following life insurance policy:-

(a)	Insurance company: FWD Life Insurance Company (Bermuda) Limited
(b)	Life insurance policy no: 26640674
(c)	Policy owner: Borrower
(d)	Insured: Lau Kwok Yan Michael.
(e)	Sum assured under the policy: N/A

Drawdown: Advance for 2,weeks, 1, 2 or 3, month(s) as selected by the Borrower. Written drawdown notice shall be delivered to the Bank not less than one business day prior to the drawdown. The proceeds of the first advance will be paid by the Bank to the insurance company directly unless otherwise agreed by the Bank. If the Bank, in its sole opinion, considers that the drawdown amount requested is not sufficient to pay the single premium of the life insurance policy, the Bank is entitled to refuse the drawdown without any notice.

Interest: 1.4%,per annum over. 2 weeks, 1, 2 or 3,month(s) HIBOR,(if such HIBOR is below zero, HIBOR will be deemed to be zero), payable at maturity of each advance. For loan period where HIBOR is not available, the Bank’s finance rate (determined by the Bank by referencing other relevant rates and sources available to the Bank) will be quoted

Repayment: Each advance shall be repayable on the maturity date of that advance unless the Bank allows for a rollover.

Facilities Fees:

Arrangement Fee of HKD20,000.00 is payable to the Bank upon signing of this letter by the Borrower, and thereafter an annual fee in such amount as the Bank may prescribe is payable in February of each year for so long as the Facilities continue.

D.	SECURITY AND CONDITIONS PRECEDENT

The following documents, items and evidence (both in the form and substance satisfactory to the Bank) shall be delivered to the Bank prior to submitting any drawdown notice to the Bank:-

1.	This letter duly signed by the Borrower, all the relevant guarantors and security providers.

2.	A Guarantee and Indemnity duly executed by Energys Group Holding Limited, (the “Corporate Guarantor”) for an unlimited amount.

3.	A Guarantee and Indemnity duly executed by Energy Conservation Solutions Limited (the “Corporate Guarantor”) for an unlimited amount.

4.	A Guarantee and Indemnity duly executed by Energys Group Limited. (the “Corporate Guarantor”) for an unlimited amount.

5.	A Guarantee and Indemnity duly executed by Lau Kwok Yan Michael and Lau Tom Ko Yuen (the “Personal Guarantors”) for an unlimited amount.

3

Our Ref No. :	PBG/BBC11/0063/2022
Borrower:	New Vision Lighting Limited
(formerly known as New Vision Lighting (Hong Kong) Limited)

6.	A First Legal Charge/Mortgage over the property at Unit 6,on 12th Floor, W50, No. 50 Wong Chuk Hang Road, Hong Kong,(the “Mortgaged Property”) in name of Advance Gallant Limited, duly executed in favour of the Bank.

7.	A First Legal Charge/Mortgage over the property at Unit 7 on 12th Floor, W50, No. 50 Wong Chuk Hang Road, Hong Kong (the “Mortgaged Property”) in name of China Light Limited, duly executed in favour of the Bank.

8.	A First Legal Charge/Mortgage over the property at Unit 8..on 12th Floor,, W50, No. 50 Wong Chuk Hang Road, Hong Kong (the “Mortgaged Property”) in name of Leading Prosper Limited. duly executed in favour of the Bank.

9.	A First Legal Charge/Mortgage over the property at Unit 9,on 12th Floor, W50, No. 50 Wong Chuk Hang Road, Hong Kong (the “Mortgaged Property”) in name of Peace Master Limited, duly executed in favour of the Bank.

10.	The life insurance policy no. 26640674 issued by by FWD Life Insurance Company (Bermuda) Limited to the Borrower as policy owner on the life of Lau Kwok Yan Michael,(the “Life Insurance Policy”). The delivery of the Life Insurance Policy to the Bank is not a condition precedent for submitting a drawdown notice. The Borrower shall deliver the Life Insurance Policy to the Bank within 10 days from the date of its issuance or 10 days from the date of drawdown for payment of the premium, whichever is earlier.

11.	An Assignment of Life Insurance Policy duly executed by the Borrower, in favour of the Bank.

12.	Notice of assignment to, and acknowledgement from, the insurance company in respect of the Assignment of Life Insurance Policy.

13.	Two sets of Acknowledgement and Acceptance of Appointment as Agent for Service of Process for Energys Group Holding Limited and Energy Conservation Solutions Limited. respectively from the process agent.

14.	Certificate of Good Standing and Certificate of Incumbency in respect of Energys Group Holding Limited and Energy Conservation Solutions Limited. If the document(s) is/are submitted in copy(ies), certified as true and complete copy(ies) by a solicitor or a certified public accountant is required.

15.	Certified true copy by a solicitor or a certified public accountant of Register of Members, Register of Directors, Register of Officers and Registers of Mortgages and Charges of the Corporate Guarantor.

16.	Original/certified copies of all necessary consents, approvals and other authorisations (including board resolutions/shareholders resolutions, if applicable) in connection with this letter and all other documents mentioned above.

17.	Certified true copy of the identity documents of the authorized signatory(ies) of the Borrower, the Corporate Guarantors and the corporate security providers.

4

Our Ref No. :	PBG/BBC11/0063/2022
Borrower:	New Vision Lighting Limited
(formerly known as New Vision Lighting (Hong Kong) Limited)

18.	Legal opinion issued by the lawyers in United Kingdom (in the form and substance acceptable to the Bank) on the validity and enforceability of Guarantee and Indemnity executed by Energy Conservation Solutions Limited.

19.	Such other documents, items or evidence that the Bank may require from time to time.

E.	UNDERTAKINGS

1.	The Borrower undertakes Telegram Transfer or credit transaction to be channelled no less than 50%.sales through the Bank.

2.	The Borrower undertakes that the loan proceeds under any Facility shall be used solely for the purpose(s) specified under that Facility in Part C (Facilities Conditions) of this letter, and the Borrower hereby makes a declaration of such uses in accordance with the provisions of this letter.

F.	OTHER TERMS AND CONDITIONS

1.	Each application made by the Borrower to use any of the Facilities in whole or in part shall be a request by it to the Bank to extend financing on the terms and conditions set out or referred to in this letter. No commitment by the Bank to extend any financing shall arise until any application by the Borrower for such financing is accepted by the Bank either expressly or by its extending such financing to the Borrower.

2.	Notwithstanding any provision stated in this letter, the Facilities are repayable on demand by the Bank. The Bank has the overriding right at any time to require immediate payment and/or cash collateralization of all or any sums actually or contingently owing to it under the Facilities. This letter stipulates the terms and conditions applicable to the Facilities, if granted, and does not oblige the Bank to extend any financing to the Borrower.

3.	The Bank may at any time immediately modify, terminate, cancel or suspend the Facilities or vary the terms applicable to the Facilities without the consent of any party and without subject to any condition.

4.	The Bank’s Standard Terms for Banking Facilities (2020 Edition) attached and/or referred to this letter forms an integral part of this letter and the Borrower agrees to observe and be bound in by the Bank’s Standard Terms for Banking Facilities.

5.	In addition and without prejudice to any other provisions of this letter, if at any time the credit rating of the insurance company of the Life Insurance Policy is, in the sole opinion of the Bank, lower or downgraded by any credit rating reference agency, the Bank is entitled to (a) require immediate payment and/or cash collateralization of all or any sums actually or contingently owing to it under the Facilities; and/or (b) immediately modify, terminate, cancel or suspend the Facilities or vary the terms applicable to the Facilities without the consent of any party and without subject to any condition.

5

Our Ref No. :	PBG/BBC11/0063/2022
Borrower:	New Vision Lighting Limited
(formerly known as New Vision Lighting (Hong Kong) Limited)

6.	Please note that Rule 87 of the Banking (Exposure Limits) Rules (Cap. 1558 of the Laws of Hong Kong) and the Hong Kong Monetary Authority have imposed on the Bank certain limitations on advance to persons related to the directors, controllers, minority shareholder controllers and employees of the Bank (including its branches, subsidiaries and affiliates). In signing this letter, the Borrower confirms to the Bank that it is not in any way related to the Bank’s directors, controllers, minority shareholder controllers or employees within the meaning of Rule 85(1) of the Banking (Exposure Limits) Rules or to the directors or employees of the Bank (including its branches, subsidiaries and affiliates) in the sense that any such person or their relative(s) (as defined under Rule 85(4) of the Banking (Exposure Limits) Rules) are able to control it. The Borrower undertakes to advise the Bank promptly in writing if it becomes so related subsequent to the signing of this letter.

7.	Except as otherwise expressly stated in this letter, no one other than the Bank and the Borrower may enforce any of its terms under the Contracts (Rights of Third Parties) Ordinance, Cap. 623 of the Laws of Hong Kong. Where any clause of this letter entitles any third party to enforce any term of this letter under the Contracts (Rights of Third Parties) Ordinance, the parties reserve the right to vary that term or any other term of this letter without the consent of that third party.

8.	This letter shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

Please confirm your agreement to the terms and conditions of this letter (incorporating the Bank’s Standard Terms for Banking Facilities (2020 Edition),attached and/or referred to this letter) by signing and returning to us the duplicate of this letter to Mr. David Yung of our Business Banking at 18/F., Devon House, Taikoo Place, No. 979 King’s Road, Quarry Bay, Hong Kong by 4 February 2022.

If you have any query, please feel free to contact Mr. David Yung of our Business Banking at 3603 2832.

Yours faithfully,

For and on behalf of

China CITIC Bank International Limited

/s/ Grace Loo
Grace Loo
Senior Manager
Loan Document Operations

GL/mw

6

Our Ref No. :	PBG/BBC11/0063/2022
Borrower:	New Vision Lighting Limited
(formerly known as New Vision Lighting (Hong Kong) Limited)

We agree to and accept all the terms and conditions set out above and the Bank’s Standard Terms for Banking Facilities (2020 Edition) attached and/or referred to above, which we have read and understood.

For and on behalf of

New Vision Lighting Limited;

(formerly known as New Vision Lighting (Hong Kong) Limited)

/s/
Date:

We agree and confirm that our guarantee(s) and/or security document(s) shall secure, amongst others, the Borrower’s obligations and liabilities under the above Facilities and under the terms and conditions of this letter (whether existing or new, and as varied or amended by the Bank from time to time) and continue to be in full force and effect.

Acknowledged and countersigned by the corporate guarantors.

For and on behalf of	For and on behalf of
Energys Group Holding Limited	Energy Conservation Solutions Limited

/s/	/s/
Date:	Date:

For and on behalf of
Energys Group Limited

/s/
Date:

7

Our Ref No. :	PBG/BBC11/0063/2022
Borrower:	New Vision Lighting Limited
(formerly known as New Vision Lighting (Hong Kong) Limited)

Acknowledged and countersigned by the corporate security providers

For and on behalf of	For and on behalf of
Advance Gallant Limited	China Light Limited

/s/	/s/
Date:	Date:

For and on behalf of	For and on behalf of
Leading Prosper Limited	Peace Master Limited

/s/	/s/
Date	Date

Acknowledged and countersigned by the personal guarantors

/s/	/s/
Name: Lau Kwok Yan Michael, Date:	Name: Lau Tom Ko Yuen, Date:

8